Exhibit 99.1

Cardio Diagnostics Holdings, Inc. Regains Nasdaq Minimum Bid Price Requirement

CHICAGO, December 6, 2023 - Cardio Diagnostics Holdings, Inc. (Nasdaq: CDIO) (“Cardio Diagnostics” or the “Company”), a leader in artificial intelligence-driven precision cardiovascular medicine tests, today announced that on December 5, 2023, it received a notification letter (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had regained compliance with the minimum bid price requirement set forth in the Nasdaq Listing Rule 5550(a)(2) (“Minimum Bid Requirement”) for continued listing on The Nasdaq Capital Market.

Cardio Diagnostics was initially notified by Nasdaq on September 21, 2023, that it was not in compliance with the minimum bid price requirement because its common stock failed to meet the closing bid price of $1.00 or more for 30 consecutive business days. To regain compliance, the Company was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days. The Notification Letter notified the Company that because the closing bid price of the Company’s common stock was at $1.00 per share or greater for the last 10 consecutive business days, from November 20, 2023, to December 4, 2023, Nasdaq determined that the Company has regained compliance with Nasdaq’s Minimum Bid Requirement, and that Nasdaq considered the matter closed.

About Cardio Diagnostics

Cardio Diagnostics is an artificial intelligence-powered precision cardiovascular medicine company that makes cardiovascular disease prevention, detection, and management more accessible, personalized, and precise. The Company was formed to further develop and commercialize clinical tests by leveraging a proprietary Artificial Intelligence (AI)-driven Integrated Genetic-Epigenetic Engine (“Core Technology”) for cardiovascular disease to become one of the leading medical technology companies for improving prevention, detection, and treatment of cardiovascular disease. For more information, please visit www.cardiodiagnosticsinc.com.

Contacts

Investors:

Gene Mannheimer

Investor Relations

855-226-9991

investors@cardiodiagnosticsinc.com

Media & Public Relations:

Khullani Abdullahi

pr@cardiodiagnosticsinc.com

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, regulatory matters, protection of technology, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-K for the period ended December 31, 2022 and Forms 10-Q for the period ended March 31, 2023 and September 30, 2023 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.